Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Relations:
Stephen Ross	Ron Both	Scott Liolios
Chief Financial Officer	Managing Director
Remedent, Inc.	Liolios Group, Inc.
Tel 310-922-5685	Tel (949) 574-3860
stephenr@remedent.com	info@liolios.com

Remedent Reports Record Fiscal Third Quarter 2009 Results

Record Net Sales of $4.8 Million, Up 127% Over Same Year-Ago Period

DEURLE, BELGIUM and LOS ANGELES, CA — February 23, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, reported financial results for the company’s fiscal third quarter ended December 31, 2008 (in U.S. dollars).

Fiscal Third Quarter 2009 Financial Results

Net sales totaled a record $4.8 million, an increase of 127% from $2.1 million in the same year-ago quarter. The increase in net sales is primarily due to the increased sales by the company’s professional dental division.

Income from operations was a loss of $467,000, as compared to a loss of $1.1 million in the same period a year ago. The loss includes $300,000 in non recurring one-time charges, as well as $200,000 in losses attributed to the OTC division in the third quarter. Prior to the one-time charges, the company’s professional division yielded an operating profit of approximately $50,000 in the third quarter.

Comprehensive net income (after foreign currency translation adjustment) was $2.1 million or $0.11 per basic and fully diluted shares (based on 19.3 million basic and fully diluted shares), which compares to a comprehensive net loss in the same year-ago quarter of $1.0 million or $(0.06) per basic and fully diluted shares (based on 18.6 million basic and fully diluted shares). The increase in net income includes approximately $2.8 million from the sale of a portion of the company’s over-the-counter retail product business.

Fiscal Third Quarter 2009 Operational Highlights

Near the end of the third fiscal quarter, Remedent reported the restructuring of its OTC retail division and effectively sold approximately half of the business for a total consideration of approximately $6.0 million (EUR 4.7 million), including a cash payment of approximately $1.4 million (EUR 1 million).

The divestiture eliminates the need to fund this division’s future overhead and allows Remedent to focus on its core professional cosmetic dentistry business – all of which positions the company for profitability in calendar 2009.

Management Commentary

”This represented a milestone quarter for Remedent," said Guy De Vreese, CEO of Remedent. "We are now at a pivotal stage in our development, having entered our fourth fiscal quarter with a new operational structure designed to leverage the tremendous potential of our unique veneer technology. Our net sales have reached record levels, totaling more than $11.2 million for the first nine months of the fiscal year, as compared to $7.5 million for all of fiscal 2007. Our new relationship with Den-Mat Holdings has dramatically strengthened our position as a leader in the dental veneer space. We are also realizing early success in our expansion into markets in China and Australia. These factors have helped put us on course for strong growth and profitability over the coming quarters."

Teleconference Information

Remedent will host a conference call tomorrow, Tuesday, February 24 at 11:00 a.m. Eastern time to discuss the third quarter results. A question and answer session will follow management’s presentation. To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Remedent conference call and provide the conference ID.

Date: Tuesday, February 24, 2009

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Dial-In Number: 1-866-952-1906

International: 1-785-424-1825

Conference ID#: 7REMEDENT

A simultaneous Internet webcast and replay of the call will be accessible via this link: http://viavid.net/dce.aspx?sid=00005E7F.

A telephone replay of the call will be available after 2:00 p.m. Eastern time on February 25, 2009 and until March 13, 2009:

Toll-free replay number: 1-800-283-8217

International replay number: 1-402-220-0868

(No passcode required)

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves the dental community with unique veneer, teeth whitening and sensitivity products that are recognized for their technological superiority and ease-of-application. Headquartered in Belgium, and with offices in California and Singapore, Remedent distributes its products to more than 35 countries worldwide.

Statement under the Private Securities Litigation Reform Act of 1995

This press release may include "forward-looking statements" that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the Company and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release. For a discussion of these factors and risks, see the company's annual report on Form 10-K for the most recently ended fiscal year.

REMEDENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended December 31,		For the nine months ended December 31,
	2008	2007	2008	2007

Net sales	$ 4,842,628	$ 2,132,950	$ 11,249,186	$ 4,453,899
Cost of sales	2,909,531	1,271,430	4,964,408	2,623,506
Gross profit	1,933,097	861,520	6,284,778	1,830,393
Operating Expenses
Research and development	52,006	172,108	224,379	247,665
Sales and marketing	912,422	611,144	2,423,928	996,937
General and administrative	1,268,500	1,087,313	3,672,536	2,891,165
Depreciation and amortization	167,399	80,157	441,771	215,941
TOTAL OPERATING EXPENSES	2,400,327	1,950,722	6,762,614	4,351,708
INCOME (LOSS) FROM OPERATIONS	(467,230)	(1,089,202)	(477,836)	(2,521,315)
OTHER INCOME (EXPENSES)
Warrants issued pursuant to Distribution Agreement	—	—	(4,323,207)	—
Gain on disposition of OTC	2,830,953	—	2,830,953	—
Interest expense	(168,659)	(16,588)	(250,175)	(71,802)
Interest income	289,646	9,040	347,113	100,665
TOTAL OTHER INCOME (EXPENSES)	2,951,940	(7,548)	(1,395,316)	28,863
NET INCOME (LOSS)	$ 2,484,710	$ (1,096,750)	$ (1,873,152)	$ (2,492,452)
INCOME (LOSS) PER SHARE
Basic and fully diluted	$ 0.13	$ (0.06)	$ (0.10)	$ (0.14)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	19,332,760	18,602,115	19,045,368	17,557,700
Net Income (Loss)	$ 2,484,710	$ (1,096,750)	$ (1,873,152)	$ (2,492,452)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(409,200)	58,949	(622,874)	10,345
Comprehensive income (loss)	$ 2,075,510	$ (1,037,801)	$ (2,496,026)	$ (2,482,107)

REMEDENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2008	March 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 2,569,888	$ 1,728,281
Accounts receivable, net of allowance for doubtful accounts of $28,310 at December 31, 2008 and $32,181 at March 31, 2008	2,612,651	1,902,920
Inventories, net	1,936,603	1,360,709
Prepaid expense	1,582,502	970,173
Total current assets	8,701,644	5,962,083
PROPERTY AND EQUIPMENT, NET	917,261	692,609
OTHER ASSETS	675,000	675,000
Patents, net	251,125	115,827
TOTAL ASSETS	$ 10,545,030	$ 7,445,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion, long term debt	$ 20,072	$ 58,583
Line of Credit	907,558	779,718
Accounts payable	1,444,087	2,002,439
Accrued liabilities	1,043,501	781,737
Income taxes payable	10,989	15,121
Total current liabilities	3,426,207	3,637,598
LONG TERM DEBT	178,392	94,754
MINORITY INTEREST	782,497	—
STOCKHOLDERS’ EQUITY:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 and 18,637,803 shares issued and outstanding at December 31, 2008 and March 31, 2008 respectively )	19,996	18,638
Additional paid-in capital	23,700,875	17,929,992
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	(595,224)	27,650
Accumulated deficit	(16,136,263)	(14,263,113)
Treasury stock, at cost; 723,000 and 0 shares at December 31, 2008 and March 31, 2008 respectively	(831,450)	—
Total stockholders’ equity	6,157,934	3,713,167
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 10,545,030	$ 7,445,519